UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 27, 2007

                         BROOKLYN FEDERAL BANCORP, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

      Federal                          000-51208                 20-2659598
-----------------------       -------------------------      -------------------
(State or Other Jurisdiction)   (Commission File No.)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)


81 Court Street Brooklyn, NY                                          11201
--------------------------------------                                -----
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code:  (718) 855-8500
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

     On September 27, 2007, Brooklyn Federal Bancorp, Inc., (the "Company"), the holding company of Brooklyn Federal Savings Bank (the "Bank"), announced that the Board of Directors, serving as the Company's Compensation Committee, accelerated all previously-issued stock awards granted to certain of its executive officers and directors. These awards were originally granted with a five-year vesting schedule, but the Company was advised that since certain directors and executive officers were "retirement-eligible" (as such term is defined in the Company's 2006 Stock Based Incentive Plan), these awards were a taxable event (for personal income tax purposes) to these individual recipients in the fiscal year they were awarded. In order to allow these individuals to pay their respective income taxes for these awards, the Company accelerated such awards. No new awards were granted.

Item 9.01.        Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired. None

     (b) Pro forma financial information. None

     (c) Shell company transactions. None

     (d) Exhibits. None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                BROOKLYN FEDERAL BANCORP, INC.



DATE:  October 1, 2007                By: /s/ Angelo J. Di Lorenzo
                                          -------------------------
                                          Angelo J. Di Lorenzo
                                          President and Chief Executive Officer